UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2013

InterCloud Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-32037	0963722
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

331 Newman Springs Road Building 1, Suite 104 Red Bank, New Jersey	07701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-988-1988

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 8.01.      Other Events.

On November 21, 2013, our wholly-owned subsidiary ADEX Corporation completed its divestment of its wholly-owned subsidiary Environmental Remediation and Financial Services LLC (“ERFS”), effective as of October 1, 2013, to its President, Mark Vigneri.  ERFS was thereby removed as a guarantor and party under our loan agreements with each of MidMarket Capital Partners LLC and PNC Bank, N.A., and released from any obligations with respect thereto.  The 4,500 shares of Series I Preferred Stock issued to Mr. Vigneri as consideration for the acquisition of ERFS have been cancelled as a result of the divestment.  This allows for ERFS to continue its business expansion through private funding, and for us to focus on our core goal of being a global single-source provider of value-added services for both corporate enterprises and service providers offering cloud and managed services, as well as professional engineering consulting services to assist our customers in meeting their changing technology demands.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2013	INTERCLOUD SYSTEMS, INC.

	By:	/s/ Mark E. Munro
		Name:	Mark E. Munro
		Title:	Chief Executive Officer

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